UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[      ] Preliminary information statement
[      ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ X  ] Definitive information statement

Starboard Investment Trust

____________________________________

(Name of the Registrant as Specified in Its Charter)

____________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.

[     ]       Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[     ]     Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule, or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

Starboard Investment Trust
116 South Franklin Street
Rocky Mount, North Carolina 27804

November 30, 2018
Dear Shareholders,
The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter. Cavalier Investments, LLC ("Cavalier"), the investment adviser of the Cavalier Growth Opportunities Fund (the "Fund"), a series of the Starboard Investment Trust (the "Trust"), selects subadvisors for the Fund, subject to approval of the board of trustees (the "Board" or the "Trustees") of the Trust. Cavalier provides ongoing oversight of the Fund's subadvisor.  At the recommendation of Cavalier, the Board has approved Bluestone Capital Management, LLC ("Bluestone") to serve as a new subadvisor to the Fund. Bluestone assumed investment advisory responsibility with respect to the Fund's portfolio on September 6, 2018.
Bluestone is responsible for managing the Fund's assets as supervised by Cavalier and overseen by the Board, as discussed in the Fund's prospectus. Additional subadvisors for the Fund may be appointed by Cavalier Investments in the future, subject to approval by the Board.
Please note that, in reliance on exemptive relief obtained by Cavalier and the Trust from the U.S. Securities and Exchange Commission (the "SEC"), the appointment of Bluestone and the approval of a corresponding investment sub-advisory agreement between Cavalier and Bluestone ("Sub-Advisory Agreement") on the Fund's behalf does not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy. The purpose of this document is to provide you with additional information about these changes that we are required to make available to you.

Starboard Investment Trust

/s/ Katherine M. Honey

Katherine M. Honey
President

Cavalier Growth Opportunities Fund
A series of the Starboard Investment Trust
116 South Franklin Street
Rocky Mount, North Carolina 27804
Tel (800) 773-3863 Fax (252) 972-1908

____________________________________

INFORMATION STATEMENT

____________________________________
November 30, 2018

This Information Statement is being provided to the shareholders of the Cavalier Growth Opportunities Fund (the "Fund"), a series of the Starboard Investment Trust (the "Trust"). This Information Statement is in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust and Cavalier Investments LLC, the Fund's investment adviser (the "Adviser"), received from the U.S. Securities and Exchange Commission (the "SEC") on September 26, 2016 (the "Order"). The Order permits the Adviser to hire or replace investment sub-advisers and to make changes to existing sub-advisory agreements with the approval of the Board of Trustees of the Trust (the "Board" or the "Trustees"), without obtaining shareholder approval. Under the conditions of the Order, the Board must provide notice to shareholders within 90 days of hiring a new sub-adviser or implementing any material change in a sub-advisory agreement.
At an in-person meeting held on September 6, 2018, the Board, made up entirely of Independent Trustees, considered and approved Bluestone Capital Management, LLC ("Bluestone" or the "Sub-Adviser") to serve as a sub-adviser to the Fund. At that time, the sub-advisory agreement between the Adviser and Bluestone with respect to the Fund (the "Sub-Advisory Agreement") (attached hereto as Appendix A), was approved by the Board, and Bluestone commenced sub-advisory services for the Fund.
This Information Statement is being supplied to shareholders to fulfill the notice requirement, and a notice regarding the website availability of this Information Statement will be mailed on or about November 30, 2018 to the Fund's shareholders of record as of October 31, 2018 (the "Record Date"). This Information Statement describes the Sub-Advisory Agreement between the Adviser and Bluestone with respect to the Fund. As there will be no vote taken, no shares are entitled to vote on matters discussed in this Information Statement.
The Trust will furnish, without charge, a copy of the Fund's most recent annual or semi-annual report to any shareholder upon request. To obtain the Fund's annual or semi-annual report, please contact the Fund by calling 1-800-733-3863 or by writing to Cavalier Growth Opportunities Fund, c/o Nottingham Shareholder Services, 116 South Franklin Street Post Office Box 4365, Rocky Mount, NC 27803-0365.
NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.
Background
The Adviser is located at 12600 Deerfield Parkway, Suite 100, Alpharetta, Georgia 30005. Pursuant to an investment advisory agreement with the Trust, on behalf of the Fund (the "Advisory Agreement"), the Adviser, subject to the supervision of the Board and in conformity with the stated policies of the Fund, manages the operations of the Fund, selecting investments according to the Fund's investment objectives, policies and restrictions. The Adviser may retain one or more sub-advisers, at its own cost and expense, subject to the approval of the Board, for the purpose of managing the investment of all or a portion of the assets of the Fund. During the fiscal year ended May 31, 2018, the Adviser earned advisory fees of $196,997 from the Fund after fee waivers and reimbursements.1

1 The advisory fee rate during the fiscal year was 1.10%. The expense cap during the fiscal year was 1.35%.

The Fund uses a "multi-manager" approach by selecting one or more sub-advisers to manage the Fund's assets. Section 15(a) of the 1940 Act generally requires the shareholders of a mutual fund to approve an agreement pursuant to which a person serves as the investment adviser or sub-adviser for the mutual fund. As indicated above, the Trust and the Adviser have obtained the Order, which permits the Adviser to enter into sub-advisory agreements with sub-advisers without obtaining shareholder approval. The Adviser, subject to the review and approval of the Board, selects sub-advisers for the Fund, and supervises and monitors the performance of each sub-adviser. The Order also permits the Adviser, subject to the approval of the Board, to replace or remove sub-advisers or amend sub-advisory agreements without shareholder approval (except in the case of affiliated sub-advisers) whenever the Adviser and the Board believe such action will benefit the Fund and its shareholders.
The Sub-Advisory Agreement
Subject to the authority of the Board and oversight by the Adviser, Bluestone is responsible for management of its allocated portion of the Fund's assets, in accordance with the investment objective, policies and restrictions of the Fund. Under the Advisory Agreement, the Fund pays the Adviser a fee paid monthly at an annual rate of 1.00% of the Fund's average daily net assets. From this advisory fee, the Adviser, not the Fund, is responsible for paying Bluestone a fee paid monthly at an annual rate based on the Fund's average daily net assets as follows: 0% on assets of $0-$20 million, 0.15% on assets of $20 million - $40 million, and 0.30% on assets over $40 million. The Sub-Advisory Agreement with Bluestone became effective September 6, 2018 when the Sub-Advisory Agreement was approved by the Board, and Bluestone commenced sub-advisory services for the Fund.
The Sub-Advisory Agreement has an initial term of two years from the effective date of the Sub-Advisory Agreement, and thereafter will continue in effect for successive annual periods provided such continuance is approved at least annually by the Board or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund (except as such vote may be unnecessary pursuant to relief granted by the Order); provided that, in either event, its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to the Sub-Advisory Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. The Sub-Advisory Agreement terminates automatically in the event of its "assignment," as defined under 1940 Act.
The Sub-Advisory Agreement is attached as Appendix A. You should read the Sub-Advisory Agreement. The description in this Information Statement of the Sub-Advisory Agreement is only a summary.

About Bluestone
Bluestone is a limited liability company formed under the laws of the Commonwealth of Pennsylvania and registered as an investment adviser with the Securities and Exchange Commission. The firm is wholly owned by R5 Partners, Inc., which is owned and controlled by Lee Calfo and Brian Shevland. The names, titles, and principal occupations of the principal executive officers of Bluestone are set forth below. The address for all is 37 West Ave, Suite 201, Wayne, PA 19087:

Name	Title	Principal Occupation
Lee Calfo	President	Principal of Bluestone
Brian Shevland	Chief Executive Officer	Principal of Bluestone
Kenneth Smith	Chief Compliance Officer	Executive of Bluestone

No Trustee of the Fund has any interest in Bluestone or its affiliates.
Evaluation by the Board of Trustees
In connection with a special meeting held on September 6, 2018, the Board, including a majority of the Independent Trustees, discussed the approval of the Sub-Advisory Agreement. In considering the Sub-Advisory Agreement, the Board received materials specifically relating to the Sub-Advisory Agreement. The Trustees were assisted by independent legal counsel throughout the agreement review process. The Board relied upon the advice of independent legal counsel and their own business judgment in determining the material factors to be considered in evaluating the Sub-Advisory Agreement and the weight to be given to each such factor. The conclusions reached by the Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the Sub-Advisory Agreement.
In considering whether to approve the Sub-Advisory Agreement, the Trustees reviewed and considered the information they deemed reasonably necessary, including the following factors:
(i) Nature, Extent, and Quality of Services.  The Trustees considered the responsibilities of Bluestone under the proposed investment sub-advisory agreement. The Trustees reviewed the services to be provided by Bluestone to the Fund including without limitation: the quality of its investment advisory services (including research and recommendations with respect to portfolio securities); its procedures for formulating investment recommendations and assuring compliance with the Fund's investment objectives and limitations; its coordination of services for the Fund among the Fund's service providers; and its efforts to promote the Fund, grow the Fund's assets, and assist in the distribution of Fund shares.  The Trustees evaluated: Bluestone's staffing, personnel, and methods of operating; the education and experience of Bluestone's personnel; Bluestone's compliance program; and the financial condition of Bluestone.
The Trustees reviewed the financial statements for Bluestone and discussed the financial stability and profitability of the firm.  The Trustees also considered potential benefits for Bluestone in managing the Fund, including promotion of Bluestone's name, and the ability for Bluestone to place small accounts into the Fund.
After reviewing the foregoing information and further information in the memorandum from Bluestone (e.g., descriptions of Bluestone's business, Bluestone's compliance program, and Bluestone's Form ADV), the Board concluded that the nature, extent, and quality of the services to be provided by Bluestone were satisfactory and adequate for the Fund.
(ii) Performance.  The Trustees then discussed that Bluestone's personnel had experience in advising mutual funds and highlighted the performance of Bluestone with certain other accounts using a similar strategy to that of the Fund.  They noted that those accounts had outperformed the benchmark for the one-year, ten-year, and since-inception periods and performed in line with the benchmark for the five-year period.  The Board concluded that Bluestone was positioned to achieve satisfactory performance of the Fund.

(iii) Fees and Expenses.  The Trustees noted the management fee rate for the Fund under the proposed investment sub-advisory agreement.  The Trustees then compared the proposed sub-advisory fee rate and net expense ratio of the Fund to other comparable accounts managed by Bluestone.  The Trustees noted that the maximum sub-advisory fee rate was below fee rates charged to other accounts using a comparable strategy managed by Bluestone.
Following this comparison, and upon further consideration and discussion of the foregoing, the Board concluded that the fee rate to be paid to Bluestone was not unreasonable in relation to the nature and quality of the services to be provided by Bluestone and that they reflected charges that were within a range of what could have been negotiated at arm's length.
(iv) Profitability. The Board reviewed Bluestone's profitability analysis in connection with its proposed management of the Fund.  The Trustees noted that Bluestone anticipated negative profitability during the first 12 months of managing the Fund and modest profit during the second 12 months of managing the Fund.  The Board concluded that Bluestone's expected level of profitability was not excessive.
(v) Economies of Scale. In this regard, the Trustees reviewed the Fund's operational history and noted that the Fund was not yet large enough to realize economies of scale. The Trustees then reviewed the Fund's proposed fee arrangements for breakpoints or other provisions that would allow the Fund's shareholders to benefit from economies of scale in the future as the Fund grows.   The Trustees noted that the Fund was a relatively small size and economies of scale were unlikely to be achievable in the near future. It was also noted that no sub-advisory fee was payable until the Fund reached a certain asset level and that breakpoints in the advisory fee rate could be reconsidered in the future as the Fund grows.
Conclusion. Having requested and received such information from Bluestone as the Trustees believed to be reasonably necessary to evaluate the terms of the Sub-Advisory Agreement, and as assisted by the advice of independent counsel, the Board of Trustees, including the Independent Trustees, approved the Sub-Advisory Agreement and voted to recommend it to the shareholders of the Fund for approval.
OTHER INFORMATION

Outstanding Securities
The Fund is a series of an open-end registered investment company that has the authority to issue an unlimited number of shares. As of the Record Date, there were 3,356,307.579 shares of the Fund outstanding.
Principal Holders of Securities
To the best knowledge of the Trust, the following tables contain information regarding the ownership of the Fund as of the Record Date by any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Trust to be the beneficial owner of more than five percent of any class of shares of the Fund. As of the Record Date, the Fund's Trustees and officers did not own shares of the Fund.
Institutional Class Shares
Name and Address of Owner	Amount of Ownership	Nature of Ownership	Percent
LPL Financial 4707 Executive Drive San Diego, CA 92121-3091	991,283.7410	Record	30.21%

Charles Schwab & Co. 101 Montgomery Street San Francisco, CA	947,491.5930	Record	28.87%
RBC Capital Markets, LLC 60 South Sixth Street Minneapolis, MN 55402-4400	534,857.5510	Record	16.30%
Pershing, LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	247,864.0960	Record	7.55%
Class C Shares
Name and Address of Owner	Amount of Ownership	Nature of Ownership	Percent
LPL Financial 4707 Executive Drive San Diego, CA 92121-3091	32,348.5570	Record	50.57%
Pershing, LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	22,348.5950	Record	34.93%
Class A Shares
Name and Address of Owner	Amount of Ownership	Nature of Ownership	Percent
RBC Capital Markets 60 South Sixth Street Minneapolis, MN 55402-4400	10,281.9780	Record	96.49%

*The Fund believes that such entity does not have a beneficial ownership interest in such shares.

Shareholders owning more than 25% of the shares of the Fund are considered to "control" the Fund, as that term is defined under the Investment Company Act of 1940. Persons controlling the Fund can determine the outcome of any proposal submitted to the shareholders for approval.
Operation of the Fund

The Trust is organized as a Delaware statutory trust and is registered under the 1940 Act, as an open-end management investment company. The Fund is a separate, diversified series of the Trust. The Board of Trustees supervises the business activities of the Fund. Like other mutual funds, the Fund retains various organizations to perform specialized services. The Fund currently retains the Adviser as Fund manager and investment adviser. The Fund's sub-adviser is Bluestone with an address at 37 West Ave, Suite 201, Wayne, PA 19087. The Nottingham Company, 116 South Franklin Street, Post Office Box 69, Rocky Mount, North Carolina 27802-0069, provides the Fund with transfer agent, accounting, dividend paying agent, shareholder servicing agent, and administrative services. Capital Investment Group, Inc., 100 E. Six Forks Road, Suite 200, Raleigh, North Carolina 27609, is the principal underwriter and distributor of the Fund's shares and serves as the Fund's exclusive agent for the distribution of the Fund's shares.

Payments to Affiliated Brokers

During the fiscal year ended May 31, 2018, the Fund did not pay any brokerage commissions to an affiliated broker.

Shareholder Proposals

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The cost of the preparation, printing and distribution of this Information Statement is being paid by the Adviser.

Delivery of Documents to Shareholders Sharing an Address. Only one Notice Regarding Internet Availability of this Information Statement is being delivered to multiple shareholders sharing an address unless the Trust has received contrary instructions from one or more of the shareholders. Upon written or oral request, the Trust will promptly deliver a separate copy of the Notice Regarding Internet Availability or this Information Statement to a shareholder at a shared address to which a single copy of the document was delivered. Contact the Fund by calling 1-800-773-3863, or by writing to Cavalier Growth Opportunities Fund, c/o The Nottingham Company, 116 South Franklin Street, Post Office Box 69, Rocky Mount, North Carolina 27802-0069. Shareholders at shared addresses can also contact the Fund to indicate their preference regarding receiving multiple or single copies annual or semiannual reports, information statements or Notices of Internet Availability of proxy materials at their shared address.

Shareholder Reports
The Fund's annual and semi-annual reports are available upon request, without charge, by calling the Fund toll free at 1-800-773-3863.

November 30, 2018

By Order of the Board of Trustees

/s/ James H. Speed, Jr.
                            James H. Speed, Jr.
Chairman

APPENDIX A
INVESTMENT SUB-ADVISORY AGREEMENT

This Investment Sub-Advisory Agreement ("Agreement") is made and entered into as of September 5, 2018, by and between Cavalier Investments, LLC, a Massachusetts limited liability company ("Advisor") and Bluestone Capital Management, LLC, a Pennsylvania limited liability company ("Sub-Advisor"), in relation to the Cavalier Growth Opportunities Fund (the "Fund"), a series of the Starboard Investment Trust, a Delaware statutory trust (the "Trust").

WHEREAS, the Advisor acts as the investment advisor to the Fund, pursuant to that certain Investment Advisory Agreement, dated December 29, 2016, as amended, between the Advisor and the Trust with respect to the Fund ("Advisory Agreement");

WHEREAS, the Trust is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the "Act");

WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, and limitations;

WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future;

WHEREAS, each of the Advisor and Sub-Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended ("Advisers Act"), and engages in the business of asset management; and

WHEREAS, the Advisor, subject to the approval of the Board of Trustees of the Trust ("Trustees"), desires to retain the Sub-Advisor to assist the Advisor in rendering certain investment management services to the Fund, and the Sub-Advisor is willing to render such services;

WHEREAS, the Trustees, including a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the Act) of any such party (the "Independent Trustees"), by a vote cast in person at a meeting called for the purpose of voting on such approval have approved this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Engagement and Obligations of Sub-Advisor.  The Advisor hereby appoints and retains the Sub-Advisor to act as a sub-advisor to the Advisor and to provide the following services for the period and on the terms and conditions set forth in this agreement.
 (a) Services.  The Sub-Advisor agrees to perform the following services (the "Services"):

(i)
subject to the general supervision of the Trustees and the Advisor, the Sub-Advisor shall, employing its discretion, manage the investment operations of the portion of the Fund's portfolio allocated to the Sub-Advisor from time to time by the Advisor, which may range from 0% to 100% in the Advisor's sole discretion (the "Allocated Assets"), and the composition of the portfolio of securities and investments (including cash) belonging to the Allocated Assets of the Fund,, including the purchase, retention, and disposition thereof, in accordance with all applicable laws and regulations, any policies and procedures established by the Trust or the Advisor, and the Fund's investment objective, policies and restrictions as stated in the Fund's then-current prospectus and statement of additional information or any similar offering documents of the Fund (together, the "Prospectus");

(ii)	select brokers and dealers to execute the purchase and/or sale, consistent with the Sub-Advisor's duty to seek "best execution" on behalf of the Fund, of portfolio securities of the Fund;

(iii)
provide the Advisor and the Fund with such records concerning the Sub-Advisor's activities under this Agreement as the Advisor and the Trust may request from time to time or as otherwise required by applicable law; and

(iv)	render regular reports to the Advisor and the Trustees concerning the Sub-Advisor's discharge of the foregoing responsibilities.

All Services to be furnished by the Sub-Advisor under this Agreement may be furnished through the medium of any directors, officers, or employees of the Sub-Advisor or through such other parties as the Sub-Advisor may determine from time to time.

(b) Expenses and Personnel.  The Sub-Advisor agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel as may be reasonably required to perform the Services on the terms and for the compensation provided herein.

(c) Books and Records.  All books and records prepared and maintained by the Sub-Advisor for the Advisor and/or the Fund under this Agreement shall be the property of the Advisor and/or the Fund and, upon reasonable request therefore, the Sub-Advisor shall surrender to the appropriate party such of the books and records so reasonably requested.

2. Compensation of the Sub-Advisor.  The Advisor will pay to the Sub-Advisor an investment advisory fee (the "Fee") equal to an annualized rate of the average daily net assets of the Allocated Assets ("AUM") as follows:

Cavalier Growth Opportunities Fund
Sub-Advisor Allocated Assets	Fee Rate
$0 to $20 Million	Zero
>$20 Million to $40 Million	15 basis points (on all AUM)
Above $40 Million	30 basis points (on all AUM)

The Fee shall be calculated as of the last business day of each month based upon the AUM, and shall be paid to the Sub-Advisor by the Advisor on a quarterly basis within a 30-day period at the conclusion of each quarter as agreed to between the Advisor and Sub-Advisor. The Fund will not pay a direct fee to the Sub-Advisor.

3. Status of Investment Sub-Advisor.  The services of the Sub-Advisor to the Advisor and the Fund are not to be deemed exclusive, and the Sub-Advisor shall be free to render similar services to others (including, without limitation, any other registered investment management company, or series thereof) so long as its Services to the Fund are not impaired thereby.  The Sub-Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Advisor or the Fund in any way or otherwise be deemed an agent of the Advisor or the Fund.  Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Advisor, who may also be a trustee, officer or employee of the Advisor or the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

4. Permissible Interests.  Trustees, agents, and stockholders of the Fund and the Advisor are or may be interested in the Sub-Advisor (or any successor thereof) as directors, partners, officers, or stockholders, or otherwise; and directors, partners, officers, agents, and stockholders of the Sub-Advisor are or may be interested in the Advisor or the Fund as trustees, directors, officers, stockholders or otherwise; and the Sub-Advisor (or any successor) is or may be interested in the Advisor or the Fund as a stockholder or otherwise.

5. Limits of Liability; Indemnification.  The Sub-Advisor assumes no responsibility under this Agreement other than to render the Services called for hereunder.  The Sub-Advisor shall not be liable for any error of judgment or for any loss suffered by the Advisor or the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement. It is agreed that the Sub-Advisor shall have no responsibility or liability for the accuracy or completeness of the Trust's registration statement under the Act or the Securities Act of 1933, as amended, except for information supplied by the Sub-Advisor for inclusion therein.

The Sub-Advisor will indemnify the Advisor and its directors, members, partners, officers, employees and agents ("Advisor Parties") against and hold the Advisor Parties harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) arising from any claim, demand, action or suit which results from the Sub-Advisor Parties' (as such term is defined immediately below) willful misfeasance, bad faith, gross negligence or reckless disregard of the Sub-Advisor's obligations and duties under this Agreement.

The Advisor will indemnify the Sub-Advisor and its directors, members, partners, officers, employees and agents ("Sub-Advisor Parties") against and hold the Sub-Advisor Parties harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) arising from any claim, demand, action or suit which results from the Advisor Parties' willful misfeasance, bad faith, gross negligence or reckless disregard of the Advisor's obligations and duties under this Agreement.

6. Term.  This Agreement shall remain in effect for an initial term of two years from the date hereof, and from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the Independent Trustees, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, this Agreement may be terminated at any time on at least 60 days prior written notice to the Sub-Advisor, without the payment of any penalty, (i) by vote of the Trustees or (ii) by vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund; and provided, further, that this Agreement may be terminated at any time by the Advisor, on at least 60 days' prior written notice to the Sub-Advisor.  The Sub-Advisor may terminate this Agreement at any time, without the payment of any penalty, on at least 60 days prior written notice to the Advisor and the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the Act) or upon the termination of the Advisory Agreement.

7. Prohibited Conduct.  The Sub-Advisor may not consult with any other sub-advisor of the Trust concerning transactions in securities or other assets for any investment portfolio of the Trust, including the Fund, except that such consultations are permitted between the current and successor sub-advisor of the Fund in order to effect an orderly transition of portfolio management duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the Act.

8. Use of Names.

(a) It is understood that the names "Cavalier Investments" and "Cavalier Growth Opportunities Fund" or any derivative thereof or logo associated with those names is the valuable property of the Advisor and/or its affiliates, and that the Sub-Advisor has the right to use such name (or derivative or logo) only with the approval of the Advisor and only so long as the Advisor is Advisor to the Trust and/or the Fund.  Upon termination of the Advisory Agreement between the Trust and the Advisor, the Trust or the Advisor shall notify the Sub-Advisor of the termination of the Advisory Agreement and the Sub-Advisor shall as soon as is reasonably possible cease to use such name (or derivative or logo).

(b) It is understood that the name "Bluestone Capital" or any derivative thereof or logos associated with that name are the valuable property of the Sub-Advisor and its affiliates and that the Trust and/or the Fund have the right to use such names (or derivatives or logos) in offering materials of the Trust with the approval of the Sub-Advisor and for so long as the Sub-Advisor is a sub-advisor to the Trust and/or the Fund.  Upon termination of this Agreement between the Advisor, and the Sub-Advisor, the Trust shall as soon as is reasonably possible cease to use such names (or derivatives or logos).

9. Cooperation; Confidentiality.  Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the U.S. Securities and Exchange Commission (the "SEC") in connection with any investigation or inquiry relating to this Agreement or the Trust. If any party to this Agreement becomes legally compelled to disclose any confidential information of the other party or is served with any regulatory request, subpoena, discovery device, court order or other legal process seeking confidential information of the other party, the party being so compelled, prior to such disclosure and to the extent permitted by law, shall first provide the other party with prompt written notice of such disclosure obligation and cooperate, if requested, with the other party in its attempts to prevent such disclosure.

Subject to the foregoing, the Sub-Advisor shall treat as confidential all information pertaining to the Trust and actions of the Trust, the Advisor and the Sub-Advisor, and the Advisor shall treat as confidential and use only in connection with the Fund all information furnished to the Trust or the Advisor by the Sub-Advisor, in connection with its duties under the Agreement, except that the aforesaid information need not be treated as confidential if required to be disclosed under applicable law or at the request of regulators or self-regulatory organizations, if generally available to the public through means other than by disclosure by the Sub-Advisor or the Advisor, or if available from a source other than the Advisor, Sub-Advisor, or the Trust.  Notwithstanding any of the foregoing, the Sub-Advisor may disclose confidential information if specifically authorized by the Advisor or the Trust and the Advisor or the Trust may disclose confidential information if specifically authorized by the Sub-Advisor. Each party's obligation to hold the Confidential Information obtained from the other party in strict confidence as forth herein shall survive the performance in full or the termination of this Agreement for so long as such information remains confidential.

10. Amendments.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Trust's outstanding voting securities.

11. Applicable Law.  This Agreement shall be construed in accordance with, and governed by, the substantive laws of the State of Delaware, without regard to the principles of the conflict of laws or the choice of laws, provided that nothing herein shall be construed in a manner inconsistent with the Act, the Advisers Act or rules or orders of the SEC thereunder.

12. Representations and Warranties.

(a) Representations and Warranties of the Sub-Advisor.  The Sub-Advisor hereby represents and warrants to the Advisor and the Fund as follows: (i) the Sub-Advisor is a limited liability company duly organized and in good standing under the laws of the Commonwealth of Pennsylvania and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and (ii) the Sub-Advisor is registered as an investment advisor with the SEC under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement.

(b) Representations and Warranties of the Advisor.  The Advisor hereby represents and warrants to the Sub-Advisor as follows: (i) the Advisor is a corporation duly organized and in good standing under the laws of the Commonwealth of Massachusetts and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and (ii) the Advisor is registered as an investment advisor with the SEC under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement.

13. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

14. Notice.  Any notice must be in writing and shall be deemed to have been given when (1) delivered in person, (2) dispatched by telegram or electric facsimile transfer (confirmed in writing by postage prepaid first class mail simultaneously dispatched), (3) sent by internationally recognized overnight courier service (with receipt confirmed by such overnight courier service), or (4) sent by registered or certified mail, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Advisor:
Cavalier Investments
12600 Deerfield, Suite #100
Alpharetta, GA 30005

If to the Sub-Advisor:
Bluestone Capital Management LLC
37 West Ave, Suite 201
Wayne, PA 19087

15. Notice of Certain Changes in Sub-Advisor.  The Sub-Advisor is hereby obligated to notify the Fund and Advisor if there is a material change in the Sub-Advisor's equity ownership, whether, as the case may be, of members, shareholders, general or limited partners, or senior executive personnel, within a reasonable time before such change takes place.

16. Miscellaneous.
(a)	The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the Act.
(b)	The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
(c)
If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

(d)	Nothing herein shall be construed as constituting the Sub-Advisor as an agent of the Advisor, or constituting the Advisor as an agent of the Sub-Advisor.
(e)	The Advisor and the Sub-Advisor each affirm that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information.
(f)
The Advisor and the Sub-Advisor acknowledge that each may have obligations under the laws and regulations of the United States to verify the source of funds and identity of investors in accordance with the USA Patriot Act, and any rules or regulations adopted thereunder (collectively the "Patriot Act").  Each party agrees to assist the other parties in monitoring transactions in accordance with the Patriot Act.  If required by applicable law or regulation, each party shall provide the other parties with documentation evidencing the identity of a beneficial owner or owners of shares of the Fund upon request when a party is required by a law, court order, or by administrative or regulatory entity to disclose the identity of the beneficial owner(s).

(g)	This Agreement may be executed in counterparts, all of which together shall constitute one Agreement, binding on all the parties.
(h)
The undersigned each have the power, on behalf of their respective entities, to enter into, execute, and deliver this Agreement and to perform fully the party's obligations under this Agreement. This Agreement is valid and binding on and enforceable against each party in accordance with the terms and conditions herein.

(i)
Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, to the extent permitted by law, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or be construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement, by law, in equity, or otherwise afforded will be cumulative and not in the alternative.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

INVESTMENT ADVISOR
CAVALIER INVESTMENTS, LLC /s/ Gregory A. Rutherford
BY: Gregory A. Rutherford, CFP
TITLE: President & Chief Executive Officer

INVESTMENT SUB-ADVISOR
BLUESTONE CAPITAL MANAGEMENT, LLC /s/ Brian C. Shevland
BY: Brian C. Shevland
TITLE: CEO

Cavalier Growth Opportunities Fund
A series of the Starboard Investment Trust
116 South Franklin Street
Rocky Mount, North Carolina 27804
Tel (800) 773-3863 Fax (252) 972-1908

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the Cavalier Growth Opportunities Fund (the "Fund"), a series of Starboard Investment Trust (the "Trust"). We encourage you to access and review all of the important information contained in the Information Statement.
The Information Statement describes the recent approval of a sub-advisory agreement between Cavalier Investments, LLC and Bluestone Capital Management, LLC ("Bluestone"), the Fund's sub-adviser.
In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust's website.
This Notice of Internet Availability of the Information Statement is being mailed on or about November 30, 2018 to shareholders of record of the Fund as of October 31, 2018. The Information Statement will be available on the Trust's website at www.ncfunds.com until February 28, 2019. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at shareholders@ncfunds.com or toll-free at 1-800-773-3863.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.